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                                                                 EXHIBIT 10.48


                    SEVERANCE AGREEMENT AND RELEASE OF CLAIMS


         THIS AGREEMENT (the "Agreement") is entered into effective as of December 1, 2000, by Harry Leonhardt, Esq. ("Leonhardt") and NANOGEN, INC., a Delaware corporation (the "Company").

         WHEREAS, Leonhardt and Nanogen, Inc. have had a business relationship wherein Leonhardt has been an officer and employee of, and attorney for, the Company; and

         WHEREAS, Leonhardt will no longer be employed as an officer, employee or in-house counsel of the Company effective as of November 1, 2000 (the "Severance Date"), but will act as a consultant to the Company for an eight-month period commencing on December 1, 2000; and

         WHEREAS, Leonhardt and the Company wish to end their relationship with all actual and potential disputes between them completely and amicably resolved:

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and in consideration of the amounts to be paid by the Company to Leonhardt under this Agreement, which amounts Leonhardt is not otherwise entitled to receive, Leonhardt and the Company agree as follows:

         1.       SEVERANCE PAY.

                  (a) LUMP SUM PAYMENT. The Company will make a lump sum payment of $87,500 to Leonhardt on the date this Agreement is executed.

                  (b) SEVEN MONTHLY PAYMENTS. Beginning on or about January 2, 2001 and for six (6) months thereafter, the Company will pay Leonhardt a monthly consulting fee of $12,500, for a total of $87,500.

                  (c) OTHER BENEFITS. From and after the Severance Date, Leonhardt shall not be eligible to participate in any of the Company's employee benefit plans (including, without limitation, the 401(k) plan), fringe benefit programs, group insurance arrangements, stock option agreements, stock vesting programs or similar programs.

                  (d) TAX LIABILITY. Leonhardt shall be responsible for all tax liability associated with any payments made pursuant to this Section 1.

         2.       CONSULTING ARRANGEMENT.

                  (a) In order to aid the Company during the transition to new in-house representation and management, Leonhardt agrees to consult with the Company by phone or in


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person for a period of eight (8) months after December 1, 2000, at no additional compensation. In the event travel is required in connection with the provision of such consulting services, Company shall reimburse Leonhardt for all reasonable travel and hotel expenses. Leonhardt will devote an average of ten
(10) hours per week to the performance of such services at the Company's request. In making its request for services, the Company will take Leonhardt's time commitments outside of this consulting relationship into account. The Company recognizes and agrees that Leonhardt's consulting services are not exclusive and he may perform services for other persons, provided that such services do not breach the Company's Proprietary Information and Inventions and Dispute Resolution Agreement, and provided that they do not create professional conflicts of interest relating to legal representation between or among such other persons and the Company, and/or Leonhardt and the Company.

                  (b). INDEPENDENT CONTRACTOR. In performing services for the Company pursuant to this consulting arrangement, Leonhardt shall act in the capacity of an independent contractor with respect to the Company and not as an employee of the Company. For purposes of all employee benefit plans maintained by the Company, Leonhardt shall continue to be treated as an independent contractor, and shall not be eligible to participate in any of said plans, even if he is subsequently determined to be a common law employee by the Internal Revenue Service or other state or federal agency, or by a court. Service hereunder as a consultant shall not count as service for purposes of vesting any options or Company stock after the Severance Date.

         3. VESTING OF STOCK OPTIONS AND STOCK . As of the Severance Date, Leonhardt will have vested in 149,941 shares of the Company's common stock that was previously granted or awarded to him under the Company's stock option plans (including performance shares and restricted shares) according to their terms, and that have been exercised. As of the Severance Date, Leonhardt also will have vested in 27,708 shares of the Company's common stock that were previously granted or awarded to him, but that have not been exercised. All options will cease to be exercisable according to their terms either within ninety (90) days or three (3) months of the Severance Date, as applicable. Any options which are Incentive Stock Options will cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent that they are exercised more than three (3) months after the Severance Date, but they will continue to be exercisable as nonqualified stock options under the terms of the applicable option agreements. Leonhardt shall be responsible for all tax liability associated with this
Section 3. Any shares of stock granted pursuant to a stock option plan which have been paid for by Leonhardt and which have been exercised, but which are not vested on the Severance Date (31,925 shares), will be repurchased by the Company for the per share price Leonhardt paid for such stock. Leonhardt agrees that, while he is acting as a consultant for the Company, he will abide by the Nanogen Insider Trading Policy and observe trading blackouts imposed by the Company from time to time in connection with the Company's issuance of press releases. The automatic "Earning Trading Blackout" period imposed on the Company's directors, officers and certain finance and legal department employees shall not be applicable to Leonhardt.

         4. COMPANY LOANS. The outstanding balance on the Company loan to Leonhardt dated


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November 7, 1997 in the current (as of the Severance Date) amount of $78,142.68 for the purchase of 72,775 pledged shares of Nanogen common stock (the "Pledged Shares") shall become due and payable in full on July 31, 2001. Until repayment of the loan in full, Nanogen will keep approximately 7,814 of the Pledged Shares as collateral for the loan.

         5. NONDISCLOSURE. During the term of this Agreement and thereafter, Leonhardt shall not, without the prior written consent of management, disclose or use for any purpose (except in the course of his service under this Agreement and in furtherance of the business of the Company) confidential information or proprietary data of the Company, except as required by applicable law or legal process; provided, however, that "confidential information" shall not include any information known generally to the public or ascertainable from public or published information (other than as a result of unauthorized disclosure by Leonhardt) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Company. Leonhardt agrees to deliver to the Company at the termination of his service, or at any other time that the Company may request, all memoranda, notes, plans, records, reports and other documents (and copies thereof) relating to the business of the Company which he may then possess or have under his control. Leonhardt's obligations to the Company under the Proprietary Information, Inventions and Dispute Resolution Agreement shall remain in full force and effect, notwithstanding the release contained herein.

         6. RELEASE. Leonhardt acknowledges that the severance package described herein is given in exchange for his signing this Agreement, and he is not otherwise entitled to receive such benefits from the Company. Leonhardt agrees that the severance package is in full satisfaction of any claims, liabilities, demands or causes of action, known or unknown, and he hereby releases and forever discharges the Company and each of its past and present directors, managers, officers, shareholders, agents, consultants, advisers, employees, attorneys, servants, parents, subsidiaries, employee benefit plans, predecessors, successors and assigns, and each of them separately and collectively from any and all claims, liens, demands, causes of action, obligations, damages and liabilities of any nature whatsoever, known or unknown, that he ever had, now has or may hereafter claim to have against the Company, including, but not limited to claims relating to mental, physical or emotional injuries sustained from invasion of privacy, to defamation, to interference with prospective economic advantage, to intentional or negligent infliction of emotional distress, to Leonhardt's employment or nonemployment by the Company, to the conclusion of his employment, to any status, term or condition in such employment, or to any physical or mental harm or distress from such employment or from termination of such employment, including without limitation:

                  (a) Any and all claims under the federal Age Discrimination in Employment Act;

                  (b) Any and all claims under federal or California statutory or decisional law pertaining to wrongful discharge, discrimination, or breach of public policy, physical or mental harm or distress; and


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                  (c)      Any and all claims relating to the tax obligation for
         which Leonhardt may become liable as a result of this Release or the payment of consideration referred to above.

         The Company agrees that this Severance Agreement and Release of Claims is in full satisfaction of any and all claims, liabilities, demands or causes of action of any nature, known or unknown, and Company hereby releases and forever discharges Leonhardt from any and all claims, liens, demands, causes of action, obligations, damages and liabilities of any nature whatsoever, known or unknown, that it ever had, now has or may hereafter claim to have against Leonhardt, including, without limitation, claims relating to or arising from his employment by, and representation of, the Company and such other claims as are specified in this Section 6.

         Execution of this Agreement does not bar any claims for breach of this Agreement. This Agreement recognizes the rights and responsibilities of the Equal Employment Opportunity Commission ("EEOC") to enforce the statutes which come under its jurisdiction and is not intended to prevent Leonhardt from filing a charge or participating in any investigation or proceeding conducted by the EEOC; provided, however, that nothing in this section limits or affects the finality or the scope of the release provided in this Section 6, the waiver provided in Section 7 or the agreement to submit claims to final and binding arbitration.


         7. WAIVER. The parties expressly waive all rights under Section 1542 of the Civil Code of California which provides:

         "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

The parties agree that the possibility that such unknown claims exist was taken into account in determining the amount of consideration to be paid for the giving of this Agreement.

         8. COVENANT NOT TO SUE. The parties covenant and agree that they will never, individually or with any person or in any way, commence or aid in any way, except as required by due legal process, prosecute or cause or permit to be commenced or prosecuted, any action or other proceeding based upon any claim which is the subject of this Agreement. This Agreement shall be deemed breached and a cause of action shall be deemed to have accrued immediately upon the commencement or prosecution of any action or proceeding contrary to this Agreement. Leonhardt agrees that if he brings an action to challenge the enforceability of this Agreement, he will tender to a neutral escrow, as designated by the Company, all consideration that he received pursuant to this Agreement.


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         In the event of any breach of this Section 8, the aggrieved releasee shall be entitled to recover not only the amount of judgment which may be awarded against such releasee, but also all such other damages, costs and expenses as may be incurred by such releasee, including court costs, attorneys' fees and all costs and expenses, taxable or otherwise, in preparing the defense of or defending against, or seeking or obtaining an abatement of or injunction against, any action or proceeding brought in violation of this Section 8 and in prosecuting any claim, counterclaim or cross-claim based hereon.

         9. NO ASSIGNMENT; AUTHORITY. The parties represent and warrant that no other person had or has or claims any interest in the claims referred to in Section 6 above; that they have the sole right and exclusive authority to execute this Agreement; that they have the sole right to receive the consideration paid therefor; and that they have not sold, assigned, transferred, conveyed or otherwise disposed of any claim or demand relating to any matter covered by this Agreement.

         10. NO ADMISSION. The parties acknowledge that the payment of consideration, referred to herein, is made solely for the purpose of purchasing peace and eliminating possible involvement in protracted litigation based upon disputed claims that the other could make and does not constitute an admission or concession of any liability on account of any of said claims, liability for which is expressly denied by all releasees.

         11. CONFIDENTIALITY. The parties covenant and agree to maintain the confidentiality of the existence and terms of this Agreement, including (without limitation) the nature and payment of consideration referred to in this Agreement and to make no voluntary statement, except as may be necessary for the purposes of audit, taxation returns or other disclosures required by law.

         12.      MISCELLANEOUS PROVISIONS.

                  (a) NOTICE. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. certified mail, return receipt requested and postage prepaid. In the case of Leonhardt, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Assistant Secretary.

                  (b) WAIVER. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Leonhardt and by an authorized officer of the Company. No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.


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                  (c)      WHOLE AGREEMENT. No agreements, representations or
understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof.

                  (d) CHOICE OF LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California (other than choice-of-law provisions).

                  (e) ARBITRATION. Any dispute arising out of or relating to this Agreement, or the breach termination or validity thereof (including the determination of the interpretation or scope of this agreement to arbitrate), shall be resolved first by mediation pursuant to the Employment Mediation Rules of the American Arbitration Association. If mediation is not successful, then the dispute shall be resolved by a single neutral arbitrator in binding arbitration administered by the American Arbitration Association under its Rules for the Resolution of Employment Disputes. The arbitration shall take place in San Diego, California, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The Company shall bear the costs of arbitration if Leonhardt prevails. If the Company prevails, Leonhardt shall pay half the cost of the arbitration or $500.00, whichever is less. Each party shall pay its own attorneys' fees, unless the arbitrator orders otherwise, pursuant to applicable law.

                  (f) CONSULTATION WITH COUNSEL. Leonhardt acknowledges that he has been advised and had the opportunity to consult legal counsel prior to signing this Agreement and that he is entering into this Agreement knowingly and voluntarily.

                  (g) SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

                  (h) ASSIGNMENT AND SUCCESSORS. Neither party shall assign any right or delegate any obligation hereunder without the other party's written consent, and any purported assignment or delegation by a party hereto without the other party's written consent shall be void. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and Leonhardt, his heirs, executors, administrators and legal representatives.


                         [SEE NEXT PAGE FOR SIGNATURES]


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         IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer.


                              By:
                                        /s/Harry Leonhardt
                                 ------------------------------
                                          Harry Leonhardt, Esq.



                              NANOGEN, INC.



                              By:
                                     /s/Vera P. Pardee
                                 -----------------------------
                                       Vera P. Pardee, Esq.
                                       Vice President, Assistant General Counsel
                                       and Secretary


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